                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  JULY 23, 2003

                                 NETEGRITY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                     1-10139                 04-2911320

(STATE OR OTHER JURISDICTION OF      (COMMISSION             (IRS. EMPLOYER
INCORPORATION OR ORGANIZATION)       FILE NUMBER)           IDENTIFICATION NO.)

                        201 JONES ROAD, WALTHAM, MA 02451
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (781) 890-1700
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




                  (FORMER ADDRESS, IF CHANGED FROM LAST REPORT)
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ITEM 9. REGULATION FD DISCLOSURE (INFORMATION FURNISHED PURSUANT TO ITEM 12,
"RESULTS OF OPERATIONS AND FINANCIAL CONDITION").

         On July 23, 2003, Netegrity, Inc. announced its financial results for the quarter ended June 30, 2003. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

         In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and the Exhibit attached hereto is being furnished under "Item 9. Regulation FD Disclosure" rather than under "Item 12. Results of Operations and Financial Condition." The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement our consolidated financial statements presented in accordance with GAAP, Netegrity, Inc. uses non-GAAP measures of net income (loss) and net income
(loss) per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of our current financial performance. Specifically, in order to better understand the comparability of quarters, we believe that it is important to consider non-GAAP net income (loss) (defined as GAAP net loss excluding non-cash amortization of capitalized software) when evaluating our cost structure and measuring our progress towards profitability. The second quarter of 2003 is the last quarter that includes a charge for non-cash amortization because capitalized software was fully amortized as of June 30, 2003. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NETEGRITY, INC.



Date:  July 23, 2003                  /s/Regina O. Sommer
                                      -------------------
                                        Regina O. Sommer
                                        Chief Financial Officer
                                        and Treasurer





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                                  EXHIBIT INDEX

   EXHIBIT NO.                       DESCRIPTION
   -----------                       -----------
99.1                Press Release of Netegrity, Inc. issued on July 23, 2003





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